Exhibit 99.1

Atlantic Power Provides an Update on Convertible Debentureholder Meeting

DEDHAM, MASSACHUSETTS – April 15, 2021 – Atlantic Power Corporation (NYSE: AT) (TSX: ATP) (“Atlantic Power” or the “Company”) announced today that the parties to the previously announced proposed transaction among Atlantic Power, Atlantic Power Preferred Equity Ltd. (“APPEL”), Atlantic Power Limited Partnership (“APLP”) and certain affiliates (collectively the “Purchasers”) of infrastructure funds managed by I Squared Capital Advisors (US) LLC (the “Transaction”) are continuing to work through the steps required to close the Transaction without the approval of holders of the Company’s 6.00% Series E convertible unsecured subordinated debentures due January 31, 2025 (the “Convertible Debentures”).

It is expected that these steps will still offer to the holders of Convertible Debentures the benefit of the “make whole premium” contemplated by the indenture governing the Convertible Debentures. Additional details will be provided once these steps are substantially finalized.

As previously announced, the parties intend to close the Transaction without the approval of the holders of the Convertible Debentures unless a sufficient number of Convertible Debentures are voted in favor of the Transaction as currently structured.

In the interim, the Company also announced that it is adjourning the meeting (the “Debentureholder Meeting”) of holders of the Convertible Debentures currently scheduled to be held at 10:00 a.m. (Toronto time) on April 15, 2021 to consider the Transaction. The Debentureholder Meeting is being adjourned until 10:00 a.m. (Toronto time) on April 29, 2021. Holders of Convertible Debentures are urged to submit their proxies or voting instructions well in advance of the revised proxy cut-off time of 10:00 a.m. (Toronto time) on April 27, 2021. Unless a sufficient number of Convertible Debentures are voted in favor of the Transaction as currently structured, it is expected that the adjourned Debentureholder Meeting will be cancelled and the condition precedent to the Transaction that the holders of the Convertible Debentures approve the Transaction will be mutually waived.

The Transaction remains subject to the satisfaction or waiver of certain conditions, including court approval of the Transaction, approval of the holders of Convertible Debentures, certain remaining regulatory approvals and third-party consents and other customary closing conditions. As previously disclosed, the Transaction has already received approval from the holders of common shares of the Company, preferred shares of APPEL and medium term notes of APLP, and the Transaction has also received certain required regulatory approvals, including an advance ruling certificate from the Canadian Commissioner of Competition under the Competition Act (Canada) on February 5, 2021, the expiration of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 on March 9, 2021, and the approval of the Federal Energy Regulatory Commission on April 2, 2021. The parties currently expect to close the Transaction in the second quarter of 2021.

About Atlantic Power

Atlantic Power is an independent power producer that owns power generation assets in eleven states in the United States and two provinces in Canada. The Company's generation projects sell electricity and steam to investment-grade utilities and other creditworthy large customers predominantly under long–term PPAs that have expiration dates ranging from 2021 to 2043. The Company seeks to minimize its exposure to commodity prices through provisions in the contracts, fuel supply agreements and hedging arrangements. The projects are diversified by geography, fuel type, technology, dispatch profile and offtaker (customer). Approximately 75% of the projects in operation are 100% owned and directly operated and maintained by the Company. The Company has expertise in operating most fuel types, including gas, hydro, and biomass, and it owns a 40% interest in one coal project.

Atlantic Power’s shares trade on the New York Stock Exchange under the symbol AT and on the Toronto Stock Exchange under the symbol ATP. For more information, please visit the Company’s website at www.atlanticpower.com or contact:

Atlantic Power Corporation
Investor Relations
(617) 977-2700
info@atlanticpower.com

Copies of the Company’s financial data and other publicly filed documents are available on SEDAR at www.sedar.com or on EDGAR at www.sec.gov/edgar.shtml under "Atlantic Power Corporation" or on the Company's website.

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Cautionary Note Regarding Forward-Looking Statements

Certain statements in this news release may constitute forward-looking information or forward-looking statements within the meaning of applicable securities laws (collectively, "forward-looking statements"), which reflect the expectations of management regarding the future growth, results of operations, performance and business prospects and opportunities of the Company and its projects. These statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, can generally be identified by the use of the words "plans", "expects", "does not expect", "is expected", "budget", "estimates", "forecasts", "targets", "intends", "anticipates" or "does not anticipate", "believes", "outlook", "objective", or "continue", or equivalents or variations, including negative variations, of such words and phrases, or state that certain actions, events or results, "may", "could", "would", "should", "might" or "will" be taken, occur or be achieved. Examples of such statements in this news release include, but are not limited to, statements with respect to whether the Transaction will close, the anticipated timing of any such closing of the Transaction and the timing and outcome of any Debentureholder Meeting, and the parties’ intentions with respect to the Convertible Debentures if the Transaction is not approved by the required percentage of holders of the Convertible Debentures.

Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not or the times at or by which such performance or results will be achieved. Please refer to the factors discussed under "Risk Factors" and "Forward-Looking Information" in the Company's periodic reports as filed with the U.S. Securities and Exchange Commission (the "SEC") from time to time for a detailed discussion of the risks and uncertainties affecting the Company. Although the forward-looking statements contained in this news release are based upon what are believed to be reasonable assumptions, investors cannot be assured that actual results will be consistent with these forward-looking statements, and the differences may be material. These forward-looking statements are made as of the date of this news release and, except as expressly required by applicable law, the Company assumes no obligation to update or revise them to reflect new events or circumstances.

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